SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
February 17, 2003
KENTUCKY ELECTRIC STEEL, INC.
 (Exact Name of Registrant as Specified in its Charter)





Delaware

(State or Other
Jurisdiction of
Incorporation)
0-22416

(Commission File Number)
61-1244541

(IRS Employer
Identification Number)
P.O. Box 3500
Ashland, Kentucky 41105-3500
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (606) 929-1222






Item 7.  Financial Statements and Exhibits

	(c) The following exhibit is filed as part of this report on Form 8-K.

Exhibit
Number

Description




99.1
Press Release issued by the Registrant dated February 17,
2003





Item 9.  Regulation FD Disclosure

	Kentucky Electric Steel, Inc. (the "Company") is filing this Current Report on form 8-K for the purpose of filing with the Securities and Exchange Commission the Company's press release, dated February 17, 2003. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.





SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	KENTUCKY ELECTRIC STEEL, INC.


Date: February 18, 2003		   By: /s/ William J. Jessie
					   Name:  William J. Jessie
					   Title: Vice President - Finance,
                                        Secretary, Treasurer and
						    Chief Financial Officer


Exhibit 99.1



FOR IMMEDIATE RELEASE - February 17, 2003


Contacts:	Mr. William J. Jessie
	President & Chief Financial Officer

	Ashland, Kentucky - Kentucky Electric Steel, Inc. today announced that the Board of Directors had accepted the resignation of Jack Mehalko from his position as Interim Chief Executive Officer. The Company also announced that the Board of Directors has appointed William J. Jessie as President and Chief Operations Officer effective immediately. Mr. Jessie will retain his duties as Vice President and Chief Financial Officer.

	As previously reported, the shut down of the Company's production facilities has been implemented and on February 5, 2003, the Company filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Kentucky. The Company intends to focus on an orderly sale of its assets to maximize the value for all its creditors while in bankruptcy. The Company has reached agreement with its senior secured lenders regarding use of cash collateral while in Chapter 11. The Company does not anticipate that any proceeds from the disposition of its assets will be distributed to its stockholders.

	The Company also stated that its annual shareholders meeting scheduled for February 25, 2003 had been indefinitely postponed.

	This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to economic uncertainty, the effects of vigorous competition, the impact of technological change on the steel business, and regulatory risks. More detailed information about those factors is contained in the Company's filings with the Securities and Exchange Commission.



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